                                                                       EXHIBIT 5

                     [Letterhead of Dechert Price & Rhoads]


                                      June 15, 1998

Pharmacopeia, Inc.
101 College Road East
Princeton, New Jersey 08540


Gentlemen:

          We refer to the registration of 2,629,039 shares (the "Shares") of
                                                                 ------
Common Stock, $0.0001 par value, of Pharmacopeia, Inc. (the "Company") to be
                                                             -------
offered pursuant to the (i) Pharmacopeia, Inc. 1994 Incentive Stock Plan, (ii) Polygen Corporation 1986 Supplemental Stock Option Plan, (iii) Polygen Corporation 1986 Supplemental Stock Option Plan (for California employees), (iv) Polygen Corporation 1986 Incentive Stock Option Plan, (v) Polygen Corporation 1986 Incentive Stock Option Plan (for California employees), (vi) Molecular Simulations Incorporated 1988 Stock Option and Purchase Plan and (vii) Molecular Simulations Incorporated 1996 Equity Incentive Plan ((i) through (vii) collectively, the "Plans") in a registration statement on Form S-8 (the
                   -----
"Registration Statement") to be filed under the Securities Act of 1933, as
-----------------------
amended (the "Act").
              ---

          In rendering this opinion, we have examined the Plans, copies of the Registration Statement, copies of the corporate charter and by-laws of the Company, as amended, copies of certain resolutions of the Board of Directors of the Company and such other corporate records and documents as we have deemed necessary in order to enable us to express the opinion set forth below.

          Based on the foregoing examination, it is our opinion that, when issued against receipt of the agreed purchase price therefor pursuant to the exercise of options granted under the Plans, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                      Very truly yours,

                                      /s/ Dechert Price & Rhoads